EXHIBIT 10.18

                      RESCISSION AND REFORMATION AGREEMENT


         This Rescission and Reformation Agreement is entered into effective as of November 1, 1996 (the "Effective Date") by and among EMCON, a California corporation ("EMCON"); Organic Waste Technologies, Inc., a Delaware corporation (the "Company"); and the undersigned former holders of the Company's common stock and options to acquire the Company's common stock (individually a "Management Stakeholder," and collectively the "Management Stakeholders").

                                    RECITALS

         A. Pursuant to a Stock Purchase Agreement entered into as of January 30, 1996 (the "Stock Purchase Agreement"), the Company purchased (the "Purchase") from the Management Stakeholders some or all of the shares of the Company's common stock (the "Shares at Issue") and options to purchase shares of the Company's common stock (the "Options at Issue") held by each such Management Stakeholder as set forth opposite such Management Stakeholder's name on Exhibit A in exchange for a convertible promissory note executed by the Company, a copy of which is set forth on Exhibit B (individually a "Note" and collectively the "Notes").

         B. EMCON guaranteed payment of the Notes and entered into a note agreement in the form set forth as Exhibit C (the "Note Agreement"), pursuant to which, among other obligations, EMCON agreed to (i) exchange each Note for shares of EMCON common stock if the Note had not been converted into the Company's common stock in accordance with the terms of the Note prior to the fifth anniversary of the date of the Note Agreement and (ii) loan each Management Stakeholder, pursuant to the terms of a loan agreement set forth as Exhibit A to the Note Agreement (the "Loan Agreement"), an amount equal to any federal, state and local income taxes required to be paid by each Management Stakeholder as a result of the Purchase. None of the obligations set forth in the Note Agreement has arisen and EMCON has not executed any Loan Agreement.

         C. The purchase of the Options at Issue by the Company resulted in cancellation of the Options at Issue. The parties intended that the portion of the principal amount of the Notes representing payment for the Options at Issue, plus interest related thereto (collectively the "Option Payment Amounts"), be a mere unfunded, unsecured promise of the Company, guaranteed by EMCON, to pay the Option Payment Amounts in the future, when due.

         D. The parties desire to rescind the Purchase ab initio so that the Management Stakeholders shall own the Shares at Issue and Options at Issue held by each of them immediately prior to consummation of the Purchase.

         E. The Management Stakeholders desire to sell their Shares at Issue and the Company desires to acquire the Shares at Issue in exchange for new promissory notes (the "New Notes") in the same form set forth in the Notes, but in the amounts set forth in Exhibit D. The Management Stakeholders desire to have their Options at Issue canceled, and the Company desires to cancel such Options at Issue, pursuant to the terms of this Agreement.

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         F.  Capitalized  terms not defined  herein have the same meaning as set forth in the Stock Purchase Agreement.

                                    AGREEMENT

         1. RESCISSION. EMCON, the Company and Management Stakeholders hereby rescind the Purchase ab initio, and thereby undo such Purchase so as to place the parties for all purposes with respect to the Shares at Issue and the Options at Issue in the same position as of the Effective Date in which they would have been had such Purchase never occurred. To effect such rescission, the parties agree that:

             (a) STOCK PURCHASE AGREEMENT. With respect to the Purchase, the Stock Purchase Agreement is of no force and effect, except as otherwise set forth herein. All of the parties to the Stock Purchase Agreement remain bound by the Stock Purchase Agreement for all other purposes, including, by way of example but not by way of limitation, (i) all representations, warranties, covenants, agreements, objections and rights other than with respect to the Purchase, and (ii) all representations, warranties, covenants, agreements, obligations, rights and actions of any person who is a Management Stakeholder in any capacity other than as a Management Stakeholder. In addition, Sections 12.1 to 12.8 of the Stock Purchase Agreement apply with full force and effect to the transactions contemplated by this Agreement.

             (b) OPTIONS AT ISSUE AND SHARES AT ISSUe. Pursuant to this Section 1, the Management Stakeholders own the Shares at Issue and Options at Issue as of the Effective Date, and the assignment of the Options at Issue executed by each of the Management Stakeholders pursuant to the Stock Purchase Agreement and the cancellation thereof is null and void.

             (c) NOTES. The Management Stakeholders have marked the Notes canceled and have returned the original, executed Notes to the Company.

             (d) NOTE AGREEMENT. The Note Agreement is null and void.

         2. SALE OF SHARES AT ISSUE. The Management Stakeholders hereby sell their Shares at Issue to the Company and the Company hereby buys the Shares at Issue of each of the Management Stakeholders in exchange for a New Note in the amount and form set forth as Exhibit D. The parties hereto agree that as a result of the sale pursuant to this Agreement, it shall not be necessary for the Company to reissue certificates for the Shares at Issue to effect the rescission set forth in Section 1.

         3. CANCELLATION OF OPTIONS AT ISSUE. The Options at Issue are hereby canceled in exchange for the Company's unfunded, unsecured promise to pay to Management Stakeholders the amounts set forth on Exhibit D (the "Option Cancellation Amounts"), on the dates set forth on Exhibit D. The Company shall have no right to prepay the Option Cancellation Amounts.

             (a) ISSUANCE OF COMPANY STOCK. If the Company consummates a sale of the Company's common stock (the "OWT Common Stock") to the public pursuant to a firm commitment underwritten public offering in an amount of at least Ten Million Dollars ($10,000,000) or any lesser amount as may be approved in writing by Mark H. Shipps, (the "Initial Public Offering") at any time prior to the expiration of the term hereof, upon the consummation of the Initial Public


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Offering,   the  Option  Base  Amount  as  set  forth  on  Exhibit  D  shall  be automatically converted (the "Conversion") into shares of OWT Common Stock, pursuant to the terms of this Section 3. In such event, a pro-rata portion of the unpaid Option Cancellation Amounts for each of the first through fifth periods set forth on Exhibit D shall be immediately due and payable by the Company to the Management Stakeholders, based on the Option Cancellation Amount for each such period multiplied by the ratio of (i) the number of days within such period which have elapsed prior to the Conversion divided by (ii) the total number of days in such period (the "Period Ratio"); provided, however, that if the Option Cancellation Amount for the first period has not been paid in full, the amount paid shall include the First Period Acceleration Penalty plus the product of (x) the Remainder set forth on Exhibit D, multiplied by (y) the Period Ratio for the first period.

                 (1) CONVERSION PRICE. The number of shares of OWT Common Stock into which the Option Base Amount shall be converted shall be the amount of the Option Base Amount, divided by the OWT Conversion Price. The OWT Conversion Price shall initially be Four Dollars and Eighty Cents ($4.80), and shall be adjusted as set forth in Section 3(a)(2) hereof.

                 (2) ADJUSTMENTS TO OWT CONVERSION PRICE. The OWT Conversion Price shall be adjusted as set forth in this section 3(a)(2):

                      (i) SUBDIVISIONS. If the Company shall at any time subdivide the outstanding shares of OWT Common Stock, the OWT Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of OWT Common Stock, the OWT Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision or combination, as the case may be.

                      (ii) STOCK DIVIDENDS. If the Company shall at any time pay a dividend with respect to OWT Common Stock payable in OWT Common Stock, then the OWT Conversion Price in effect immediately prior to the record date for distribution of such dividend shall be adjusted to that price determined by multiplying the OWT Conversion Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of shares of OWT Common Stock outstanding immediately prior to such dividend and
(ii) the denominator of which shall be the total number of shares of OWT Common Stock outstanding immediately after such dividend.

                      (iii) RECLASSIFICATION OR MERGER. If any reclassification, change or conversion of the OWT Common Stock occurs (other than as a result of a subdivision or combination described above and other than upon any Acceleration Event, as defined below), the Management Stakeholders shall have the right to receive, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or conversion by a holder of the number of shares of OWT Common Stock into which the Option Base Amount could then be exchanged in the event that an Initial Public Offering had occurred. The provisions of this subparagraph (iii) shall similarly apply to successive reclassifications, changes, and conversions.

                      (iv) ANTI-DILUTION PROTECTion. If the Company issues and sells shares of OWT Common Stock to EMCON or affiliated companies of EMCON, at a price per share that is less than the OWT Conversion Price then in effect, then the OWT Conversion Price shall be adjusted to equal such per share price.

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

                 (3) Participation in Initial Public Offering. If the Company undertakes an Initial Public Offering or any other public registered underwritten offering pursuant to the Securities Act of 1933, as amended (the "Act"), each Management Stakeholder may, at his option, sell the shares of OWT Common Stock into which the Option Base Amount may be converted pursuant to
Section 3 hereof on a pro rata basis with EMCON and the other holders of OWT Common Stock participating in such offering, subject to the approval of the managing underwriters for such offering. This right shall expire at such time as Management Stakeholder may sell all shares of OWT Common Stock into which the Option Base Amount may be converted in any three month period pursuant to Rule 144 under the Act. The procedures and terms of such registration rights shall be as set forth in Sections 4 to 7 of the Agreement Note (as defined below).

             (b) OFFSET.

                 (1) The Option Cancellation Amounts due hereunder may be reduced by any amounts due from the Management Stakeholder to EMCON pursuant to
Section 12.2 of the Stock Purchase Agreement, which section remains in full force and effect.

                 (2) In addition, the Option Cancellation Amounts may be reduced by any amount outstanding from the Management Stakeholders under the Loan Note (as defined in the Note Agreement) which the Management Stakeholders then owes to OWT or EMCON.

             (c) ACCELERATION.

                 (1) Notwithstanding anything to the contrary herein, if any of the events set forth in paragraphs (a) through (h) of this Section 3(c) (each, an "Acceleration Event") shall occur at any time after the date hereof, then, at the option of the Management Stakeholders, the Option Base Amount, plus a pro-rata portion of the unpaid Option Cancellation Amounts for each of the first through fifth periods set forth on Exhibit D shall be immediately due and payable by the Company to the Management Stakeholders. The pro-rata portion of the unpaid Option Cancellation Amounts for each period shall be based on the Option Cancellation Amount for each such period multiplied by the Period Ratio; provided, however, that if the Option Cancellation Amount for the first period has not been paid in full, the amount paid shall include the First Period Acceleration Penalty plus the product of (x) the Remainder set forth on Exhibit D, multiplied by (y) the Period Ratio for the first period. An Acceleration Event includes the following:

                      (i) upon a consolidation or merger of EMCON with or into any other corporation or corporations (other than a wholly-owned subsidiary of EMCON and other than a merger in which EMCON is the surviving corporation), or the sale, transfer or other disposition of all or substantially all of the assets of EMCON;

                      (ii) upon a change in ownership of Fifty Percent (50%) or more, in a single transaction, of the stock of the Company, other than to an affiliate or affiliates of EMCON which does not materially alter EMCON's direct or indirect ownership of the Company;

                      (iii) upon a change in ownership of Fifty Percent (50%) or more, in a series of two (2) or more transactions, of the outstanding stock of the Company, other than to an affiliate or affiliates of the Company and a substantial diminution in the responsibilities of Mark H. Shipps with respect to the Company in his capacity as an employee of EMCON;

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

                      (iv) upon a change in ownership of Thirty-Five Percent (35%) or more of the stock of EMCON to a single buyer or an affiliated group of buyers, resulting in a change in the majority of the board of directors of EMCON from the board of directors as it existed immediately prior to such change in ownership, or upon a change in ownership of Fifty Percent (50%) or more, in a single transaction, of the stock of EMCON;

                      (v) upon the liquidation, dissolution or winding up of the Company or the consolidation or merger of the Company with and into another corporation (other than a merger in which the Company is the surviving corporation);Error! Bookmark not defined.

                      (vi) upon the occurrence of any transaction, without the consent of Mark H. Shipps, in which Twenty Percent (20%) or more of the outstanding stock of the Company becomes owned by persons other than EMCON or an affiliate or affiliates of EMCON;

                      (vii) upon the death of the Management Stakeholders or termination of the Management Stakeholders' employment by the Company, other than a Termination for Cause. "Termination for Cause" is intended to embrace intentionally or grossly negligent conduct on the part of the Management Stakeholders which is materially detrimental to the operations and/or reputation of the Company or EMCON. By way of illustration such actions would include (but would not be limited to) a material breach of the Management Stakeholders' obligations under any employment agreement between the Management Stakeholders and OWT and/or conviction of a crime (other than minor infractions such as parking or similar traffic violations), moral turpitude and revocation by the applicable licensing authority of professional licenses (if any) material to the Management Stakeholders' ability to perform the Management Stakeholders' employment obligations;

                      (viii) upon a fundamental change in EMCON's current strategy of focussing a material amount of EMCON's resources on services relating to the design, construction, ownership, operation and maintenance of infrastructure; provided, however, that upon any Acceleration Event, no amount shall be due and payable hereunder in the event that the Management Stakeholder has exchanged this Note for common stock of EMCON, pursuant to the Note Agreement.

         4. NOTE AGREEMENT. The parties hereto shall enter into a note agreement substantially in the form attached hereto as Exhibit E.

         5. CONSISTENT TREATMENT. Each party shall treat the Purchase as rescinded for all purposes and shall take no action inconsistent with such treatment.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants, as of the Date of the Deposit, to EMCON that, except as set forth on the Company Disclosure Schedule and without giving effect to the Contemplated Transactions:

             (a) CORPORATION ORGANIZATION.

                 (1) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The
Company has all requisite corporate power to own, operate and lease its properties and to conduct its business as now being conducted. The Company is duly qualified or licensed to do business, and is in good standing as a foreign corporation, in each state or other jurisdiction in which it owns or leases


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properties  or where the nature of its  business  or  operations  requires  such qualification or licensing, unless the failure to do so would not have a material adverse effect on the Company's assets, business, operations or financial condition. To the knowledge of the Company, the Company has obtained all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities that are necessary to the conduct of its business or operations as now being conducted, except where the failure to do so would not have a material adverse effect on the Company.

                 (2) The only Subsidiaries of the Company are: Omni Gen Technologies, Inc., an Ohio corporation ("Omni Gen"); Keystone Recovery, Inc., an Ohio corporation ("Keystone"); LFG Specialties, Inc., an Ohio corporation ("LFG"); O.W.T. Construction Company, an Ohio corporation ("OWT"); and American Landfill Supply Co., an Iowa corporation ("ALS") (collectively, Omni Gen, Keystone, LFG, OWT and ALS, the "Company Subsidiaries"). (Except where otherwise indicated or, given the context otherwise appropriate, references herein to the "Company" shall also include the Company Subsidiaries.) Except for a five percent (5%) minority interest in Keystone, as of the Closing Date, the Company will own all of the issued and outstanding capital stock of each of the Company Subsidiaries. Each of the Company Subsidiaries is duly incorporated, validly existing and in good standing in the state of its incorporation. Each of the Company Subsidiaries has all requisite corporate power to own, operate and lease its properties and to conduct its business as now being conducted. Each of the Company Subsidiaries is duly qualified or licensed to do business, and is in good standing as a foreign corporation in each state or other jurisdiction in which it owns or leases properties or where the nature of its business or operations requires such qualification or licensing, unless the failure to do so would not have a material adverse effect on its assets, business, operations or financial condition. To the knowledge of the Company, each of the Company Subsidiaries has obtained all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities which are necessary to the conduct of its business or operations as now being conducted, except where the failure to do so would not have a material adverse effect on the Company.

             (b) CAPITALIZATION.

                 (1) The authorized capital stock of the Company consists solely of 7,500,000 shares of common stock, $0.01 par value, and 2,841,481 shares of preferred stock, $0.01 par value, 1,360,000 of which are designated Series A
Preferred Stock, 740,740 of which are designated Series B Preferred Stock and 740,741 of which are designated Series C Preferred Stock. There are currently issued and outstanding 712,000 shares of common stock, 1,360,000 shares of Series A Preferred Stock, 740,740 shares of Series B Preferred Stock and 740,741 shares of Series C Preferred Stock. The Company Disclosure Schedule sets forth a true and complete description of the authorized, issued and outstanding shares of the capital stock of the Company and each of the Company Subsidiaries showing all stockholders of the Company and each of the Company Subsidiaries as of the date of this Agreement. All of the issued and outstanding shares of the Company and the Company Subsidiaries are duly authorized, validly issued, fully paid and nonassessable except where failure to be so would not have a material adverse effect on the business, financial position or operating results of the Company. All such shares have been issued in accordance with federal and applicable state securities laws concerning the issuance of securities. The Company Disclosure Schedule accurately lists all holders of the Company's capital stock and each such person's actual ownership interest. The rights, preferences and privileges of the Company's capital stock are as stated in the Company's Certificate of Incorporation, as heretofore amended.

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

                 (2) Except for the Options and as otherwise set forth in the Company Disclosure Schedule, no options, warrants, conversion privileges, preemptive rights, rights to first refusal or other rights, agreements or commitments written or otherwise by the Company or to the knowledge of the Company by any Management Stakeholder are currently outstanding to purchase or otherwise receive any of the capital stock of the Company or the Company Subsidiaries.

                 (3) The Company has delivered to the Buyer complete and accurate copies of the Certificates of Incorporation and Bylaws (including all amendments thereto) of the Company and each of the Company Subsidiaries. Not less than twenty (20) days before the Closing Date the Company will make available to the Buyer the minute books of the Company and the Company Subsidiaries containing minutes for all meetings of, and written consents issued by the Company and executed by, each such corporation's stockholders, Board of Directors and all committees of such Board since the date of organization of such corporation.

             (c) CORPORATE AUTHORITY. The Company has all requisite corporate authority and power to execute and deliver this Agreement and the other agreements referenced herein and to perform all of its obligations with respect to the Contemplated Transactions. The execution, delivery and performance of this Agreement and the other agreements referenced herein and the consummation of the transactions contemplated hereby and thereby have been duly authorized, or prior to the Closing will be duly authorized, by the Company's Board of Directors and, if required, by its stockholders.

             (d) DISSOLUTION; FORFEITURE. No action at law or in equity and to the Knowledge of the Company no investigation or proceeding, whatsoever is now pending or threatened to: (a) liquidate, dissolve or disincorporate the Company or any of the Company Subsidiaries, (b) declare any of the corporate rights, powers or privileges of the Company or any of the Company Subsidiaries, to be null and void or otherwise than in full force and effect, (c) declare that the Company or any of the Company Subsidiaries, or their respective Boards of Directors or any of their respective officers, agents or employees has exceeded or violated any of their respective corporate rights, powers or privileges, or
(d) obtain any decree, order, judgment or other judicial determination or administrative or other ruling that would or might impede or detract from any of the corporate rights, powers or privileges now vested in or claimed by the Company or any of the Company Subsidiaries.

             (e) THE COMPANY FINANCIAL STATEMENTS. The consolidated financial statements of the Company for the fiscal years ended December 31, 1993 and December 31, 1994 have been prepared and audited in accordance with GAAP (the "Audited Financial Statements") and the consolidated financial statements of the Company for year ended December 31, 1995 (the "Unaudited Financial Statements") (collectively, the Audited Financial Statements and the Unaudited Financial Statements being referred to as the "Company Financial Statements") have been prepared in accordance with GAAP and fairly present the financial position of the Company in accordance with GAAP as at the dates thereof; provided, however, that the Unaudited Financial Statements do not contain the footnote disclosures required by GAAP.

             (f) Absence of Unaccrued or Undisclosed Liabilities. Except for claims, liabilities or obligations:

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                 (1)  which  were  properly  reflected  or  adequately  reserved against in the balance sheet included as part of the Unaudited Financial Statements;

                 (2) which were incurred in the Ordinary Course of Business since December 31, 1995;

                 (3) which are listed on the Company Disclosure Schedule;

                 (4) which are less than $25,000 in any single case; or

                 (5) which result from any failure to properly account for any of the Company's estimated project costs and/or project revenue recognized in the Audited Financial Statements or Unaudited Financial Statements and which, taken in the aggregate with all other accrued project and related costs and/or revenue recognized as of December 31, 1995, do not result in a net reduction in the aggregate profit recognized by the Company on all projects subsequent to December 31, 1995,the Company does not have any material liabilities whether absolute, accrued, unaccrued, contingent or otherwise whether due or to become due.

                 Except  as set  forth in  paragraphs  (1)  through  (5) of this
Section 6(f), the Company does not have knowledge of and has no reasonable grounds to know of any basis for any assertion against the Company of any material claims, liabilities or obligations of any nature required by GAAP to be reflected in a corporate balance sheet which have not been fully reflected or reserved against in the December 31, 1995 balance sheet included as part of the Unaudited Financial Statements, provided, however, that no limitation set forth in this Section 6(f) shall in any way affect any other representation or warranty contained in this Agreement.

                 (g) ABSENCE OF CERTAIN CHANGES. Since December 31, 1995 there has not been any: (1) material adverse change in the business, financial condition or operations of the Company and the Company Subsidiaries taken as a whole, (2) recapitalization, amendment to the Certificate of Incorporation or Bylaws or any change in, authorization, creation, issuance or agreement for issuance of, the capital stock or any securities convertible into, or options, warrants or other rights to subscribe to any shares of capital stock of the Company or the Company Subsidiaries, or any declaration setting aside or payment of any dividend or distribution (whether in cash, securities or property) with respect thereto, except as contemplated hereby, (3) increase in the compensation, direct or indirect, payable to any of the officers or employees of the Company or the Company Subsidiaries, including adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement, or any other agreement or arrangement with its officers, employees or stockholders, except as contemplated hereby, (4) unwaived default in respect of any Material Contracts (as defined in Section 6(n), except for such defaults, if any, which do not have a material adverse effect on the financial position, business or operating results of the Company, (5) material change in the methods and procedures employed in keeping the books and records of the Company or the Company Subsidiaries or (6) strike or material labor dispute.

                 (h) TAXES. All tax returns of the Company required by law (including, without limitation, all income, unemployment compensation, worker's compensation, Social Security, excise, privilege and franchise tax laws of the United States or any state or municipal subdivision thereof) to be filed through the Closing Date (true and complete copies of which have been made available to the Buyer) have been or will be duly and timely filed, and all taxes, assessments, contributions, fees and governmental charges or impositions shown on said returns or reports (other than those not yet due and payable or payable without penalty or interest) have been paid, except where any failure to so file or pay would, individually or in the aggregate, have a material adverse effect on the Company and the Company subsidiaries, taken as a whole. The Company has not received any notice of assessment of any federal, state, municipal or other tax upon or measured by its income and, to the Company's knowledge, there is no basis for an additional assessment of any such tax, except for those for which the Company has established adequate reserves. The Company has not knowingly waived any law or regulation fixing, or consented to the extension of, any period of time for the assessment of any tax or other governmental imposition, or become committed so to do. There are no audits of the Company pending and there are no matters under discussion with any federal, state, local or foreign authorities with regard to the payment of any taxes by the Company. There are no issues that have been raised by the IRS or other taxing authority in connection with an examination or otherwise which by application of similar principles could reasonably be expected to result in a proposed deficiency for any period not examined.

                 (i) TITLE TO PROPERTIES; ACCOUNTS RECEIVABLE

                      (1) Except for property and assets that the Company has disposed of in the Ordinary Course of Business, the Company has, and will have at the Closing Date, good and marketable title to all properties and assets shown or represented on the balance sheet included as part of the Unaudited Financial Statements or acquired since December 31, 1995, free and clear of all mortgages, pledges, liens, defects in title, conditional sale agreements and other encumbrances, except for liens, encumbrances and defects in title in respect of property or assets of the Company which: (i) are incidental to the conduct of the Company's business; (ii) have arisen in the Company's Ordinary Course of Business; (iii) were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than credit arrangements related to purchase money liens); and (iv) do not in the aggregate materially detract from the property and assets of the Company. The Company has performed all the obligations required to be performed by it with respect to all assets leased by it through the date hereof, except where the failure to perform would not have a material adverse effect on the business or financial condition of the Company. The Company enjoys peaceful and undisturbed possession of all of its offices, warehouses, buildings and all other real property and related facilities, whether owned, leased or operated (collectively, the "Facilities"), and such Facilities are not subject to any claims, liens, pledges, options, charges, easements, security interests, rights-of-way, encumbrances or other rights, or any encroachments, building or use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of its business. There are no pending or threatened condemnation proceedings relating to any of the Facilities. The Facilities and the real property improvements (including leasehold improvements), equipment and other tangible assets owned or used by the Company at the Facilities are insured in amounts believed by the Company to be adequate and, to the Knowledge of the Company, are structurally sound with no material defects. Said items are not subject to any commitment or other arrangement for their sale by the Company or use by third parties other than commitments or arrangements entered into in the Ordinary Course of Business. The assets are valued at or below the lower of fair market value or actual cost less an adequate and proper depreciation charge. For tax purposes, the Company has not depreciated any of the assets in any manner inconsistent with applicable IRS guidelines, if any.

                      (2) All tangible property, real and personal, owned or leased by the Company is in good operating condition and repair, except for ordinary wear and tear and any defects the cost of repairing which, singly or in the aggregate, would not be material or are accrued for on the Company Financial Statements. To the knowledge of the Company, such property is in conformity with all applicable laws, ordinances, orders, regulations, rules and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) currently in effect and relating thereto, except where the failure to conform would not have a material adverse effect on the business, operations or financial condition of the Company.

                      (3) All accounts receivable of the Company shown on the Company Financial Statements are valid, genuine and subsisting, arose in the Ordinary Course of Business, and the aggregate amount thereof less the reserve for doubtful accounts with respect thereto set forth in the Company Financial Statements, are, to the best knowledge of the Company after due inquiry, current and collectible within customary payment terms.

                  (j) Proprietary Rights.

                      (1) The Company owns the rights to use all trademarks, trade secrets, trade names, copyrights, processes, designs, formulas, know-how, inventions, licenses and intellectual property rights used in connection with its business and the same are believed by the Company to be sufficient to conduct such business as it is now or heretofore has been conducted with no known or asserted conflict with or infringement of the asserted or actual rights of others. The Company has no Knowledge of any infringement by any third party in connection with any of the foregoing and the Company has not taken or omitted to take any action which would have the effect of waiving any of its rights thereunder, in each case except where such infringement or waiver would not have a material adverse effect on the business, prospects, condition (financial or otherwise) or results of operations of the Company. To the Knowledge of the Company, no third party has filed or been issued or granted any applications for patents, trademarks, trade names or registered copyrights relating to the Company's assets.

                      (2) The Company Disclosure Schedule lists all patents, patent applications, trademarks, trade names and registered copyrights owned by the Company. Except as set forth in the Company Disclosure Schedule, the Company is not required to pay any royalty, license fee or similar type of compensation in connection with the conduct of its business as it is now or heretofore has been conducted.

                      (3) The Company has obtained written agreements from all required parties and entities assigning to the Company any material proprietary rights relating to the Company's assets. Such agreements are currently valid and in full force and effect and except as set forth in the Company Disclosure Schedule, do not contain any provisions or restrictions with regard to the rights granted to the Buyer under this Agreement. Except as set forth on the Company Disclosure Schedule, each of the Company's employees and any other Person who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed any trade secrets of the Company, or who have knowledge of or access to information related to them, have entered into appropriate confidentiality agreements, copies of which will, at least twenty (20) days prior to the Closing Date, have been provided to the Buyer. All material trade secrets of the Company are currently protectable and are not part of the public knowledge or literature, nor have they been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of, the Company.

                 (k) CUSTOMER LISTS. The Company has provided the Buyer access to a complete and accurate list of each of the material customers of the

Company. The relationships between the Company and its active customers and suppliers are, in the aggregate, in good standing, and since December 31, 1994, no material customer or supplier has canceled or terminated, or, to the Knowledge of the Company, threatened to cancel, terminate or change its relationship with the Company in any manner adverse to the Company.

                  (l) BENEFIT PLANS AND ARRANGEMENTS.

                      (1) Except as set forth in the Company Disclosure Schedule, or as otherwise contemplated by this Agreement, the consummation of the Contemplated Transactions will not result in any payment (whether of severance pay or otherwise) becoming due from the Company to any employee, consultant or other third party.

                      (2) The Company Disclosure Schedule lists all pension, retirement, stock purchase, stock option, stock bonus, savings or profit sharing plan, individual employment agreement, bonus or incentive compensation programs, deferred compensation agreements, severance pay plans, consultant, bonus, or group insurance contracts, or any other material incentive, welfare or employee benefit plan, or similar arrangement, understanding or course of dealing, including all employee benefit plans and employee pension benefit plans as defined in Section 3(3) of ERISA (the "Employee Plans").

                      (3) With respect to the Employee Plans, the Company will, at least twenty (20) days prior to the Closing Date, have delivered or made available to the Buyer copies of any: (1) plans and related trust documents and amendments thereto; (ii) the most recent summary plan descriptions and the most recent annual report; (iii) annual reports on Form 5500 which were filed in each of the most recent three (3) plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (iv) Form PBGC-1 which was filed in each of the most recent three (3) plan years; (v) the most recent actuarial valuation; and (vi) the most recent determination letter received from the IRS. Such financial statements fairly present the financial condition of each Employee Plan in accordance with United States generally accepted accounting principles applied on a consistent basis. All Employee Plans have been administered in substantial compliance with their terms, ERISA to the extent applicable, and, where applicable, Section 401 of the Code.

                      (4) No event of the type set forth in Section 4043(b) of ERISA has occurred and is continuing with respect to Employee Plans except insofar as such an event may arise as a result of the consummation of the Contemplated Transactions or would not have a material adverse effect upon the Company's business, financial position or operating results. There exists no material violation of ERISA with respect to the filing of reports, documents, and notices regarding the Employee Plan participants or beneficiaries. No action, suit, or proceeding is pending, nor, to the Knowledge of the Company, is any threatened or imminent, with respect to the assets of any of the trusts under any Employee Plan. All amendments required to bring an Employee Plan into conformity, in all applicable and material respects, with ERISA have been made. Any bonding with respect to an Employee Plan required under ERISA is in full force and effect. To the Knowledge of the Company, the Company has not incurred any liability, pursuant to Subtitle A of Title IV of ERISA, to the Pension Benefit Guaranty Corporation.

                      (5) No breach of fiduciary responsibility has occurred with respect to any of the Employee Plans other than such breach, if any, which would not have a material adverse effect on the Company's business, financial position or operating results. There is no suit, litigation or claim (other than routine benefit claims) pending or, to the Knowledge of the Company, threatened against the Company or any fiduciary of any Employee Plan involving any Employee Plan or against any such plan or its assets by any employee or former employee (or beneficiary thereof) of the Company which individually or in the aggregate would adversely affect the financial condition of any such Employee Plan.

                  (m) Compliance with Laws; Legal Proceedings.

                      (1) The Company is not in violation of, or in default with respect to, any term or provision of (i) its Certificate of Incorporation or Bylaws, or (ii) any judgment, writ, order, injunction, or decree of any court or of any federal, state, or municipal agency or authority in any case or proceeding expressly naming the Company.

                      (2) To the Knowledge of the Company, the Company and its operations are in compliance with applicable statutes, ordinances, regulations, requirements and orders of the federal government and of all states, municipalities, and agencies thereof, and of all other authorities having jurisdiction in respect of any of its assets or operations (including any applicable foreign government or agency or subdivision thereof), except where the failure to do so would not have a material adverse effect on the Company.

                      (3) The Company has not been threatened with, nor is it a party to, directly or indirectly, nor, to the Knowledge of the Company, is there any set of facts that is likely to give rise to, any material legal action, governmental investigation, or other proceeding (governmental or private), including investigations, inquiries, citations, complaints, orders or stipulations by any federal, state or local agency or governmental unit, and there are no judgments, orders, restrictions or decrees of a continuing nature outstanding against the Company. The Company has not been threatened with, nor, to the Knowledge of the Company is there any set of facts that is likely to give rise to, a charge of any material violation of any provision of any federal, state, local or other law (including common law), or administrative regulations in respect of its business or property.

                 (n) Contracts and Obligations. The Company Disclosure Schedule sets forth a true and complete list of the following agreements and instruments to which the Company is a party: (a) all executory contracts, agreements and instruments having a total contract price in excess of $50,000; (b) all contracts, agreements or instruments which are in the nature of teaming agreements, joint venture agreements, non-compete agreements, franchise agreements, exclusive license agreements or other similar agreements restricting access to any business opportunity of the Company; (c) all loan or debt agreements, guarantees, indemnities and bonding commitments; (d) all license or technology transfer agreements; (e) all leases, subleases and equipment leases, having a total contract price in excess of $50,000; (f) all agreements between the Company, on the one hand, and any of the officers, directors or stockholders; (g) all material agreements between the Company, on the one hand, and any other employees of the Company on the other hand; (h) all material licenses or permits issued by any government agency or authority for the benefit of the Company and/or one or more of the Company Subsidiaries; (i) any management or consultation agreement not terminable at will without liability;
(j) any contracts or agreements requiring the payment of fees or commissions in connection with any sale of all or substantially all of the Company's stock or assets or any sale of a substantial interest in the Company; and (k) any other agreement which materially affects the Company's business, financial position or operating results or which was entered into other than in the Ordinary Course of Business (collectively, the "Material Contracts"). The Company has delivered to the Buyer true and complete copies of each of the Material Contracts. The Company is not in material violation of, or in default with respect to, any Material Contract and the Material Contracts are valid, binding and enforceable, subject only to applicable bankruptcy, insolvency and similar laws affecting creditors rights generally and subject, as to enforceability, to general principles of equity. To the Knowledge of the Company, the relationships between the Company and the other parties to each of the Material Contacts are in good standing, and no such other contract party has canceled or terminated, or threatened to cancel, terminate or change in any manner adverse to the Company such relationship or the terms of any Material Contract.

                 (o) EMPLOYEE RELATIONS.

                      (1) The  Company  has no  union or  collective  bargaining agreement, any contract or other agreement with any labor organization or with any employee or consultant which is not terminable at will by the Company, without liability, and no such contract or agreement is under discussion by management of the Company with any employee or consultant. There are no pending or threatened (i) strikes, work stoppages, slowdowns or picketing respecting employees of the Company, (ii) unfair labor practice complaints against the Company, or (iii) statutes, contracts or agreements, domestic or foreign, which will obligate the Company to make any severance payments as a consequence of the execution of this Agreement or the consummation of the Contemplated Transactions.

                      (2) The Company has not received notice that there is any key employee who intends to leave the Company's employ as a result of, or at the conclusion of, the Contemplated Transactions. The Company's relationship with its employees is good.

                 (p) INSURANCE. The properties and risks of the Company are covered by valid and currently effective insurance policies issued in favor of the Company, which policies are set forth on the Company Disclosure Schedule, and the Company is included as an insured party under such policies, with full rights as loss payee. The Company Disclosure Schedule contains a list and brief description of each insurance policy (copies of which have been previously provided to the Buyer) maintained with respect to the Company (or such corporation's assets or operations), which provides continuing coverage as of the date hereof. The Company Disclosure Schedule also includes a list and brief description of individual claims in excess of $10,000 now pending or made during the 36-month period immediately preceding the date of this Agreement, by or on behalf of the Company under any insurance policies.

                 (q) ENVIRONMENTAL COMPLIANCE.

                      (1) The Company has all material permits, licenses and other authorizations required under applicable laws and regulations relating to pollution control and protection of the environment necessary for the operation of its Facilities. The Company is not in material violation of any of the terms or conditions of any such permits, licenses, leases, or authorizations. To the Knowledge of the Company, the Company has not acted or failed to act in violation of any law or regulation, order or other requirement of governmental authorities with respect to the pollution or the atmosphere, surface water, groundwater and noise, the handling of toxic or hazardous waste material or other matters related to the environment. There are no pending or, to the Knowledge of the Company, threatened civil or criminal actions, notices of violations or administrative proceedings relating to pollution control or protection of the environment that would have a material adverse effect on the business or financial condition of the Company.

                      (2) To the Knowledge of the Company, there are no material conditions, circumstances, activities, practices, incidents, actions or plans which would be reasonably likely to interfere with or prevent compliance or continued compliance by the Company with any environmental laws currently in force or with any existing regulation, code, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or other legal liability, including without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or similar state, foreign or local laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation of or against the Company, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the workplace or the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous material, substance or waste on any properties owned or leased by, or under the direct control of, the Company. Without in any way limiting the foregoing, no release, emission or discharge to the environment of any hazardous substance (as that term is currently defined under CERCLA or under any applicable analogous state law ("Hazardous Substance")) has occurred or is currently occurring in connection with any action or failure to act on any properties owned or leased by, or under the direct control of, the Company which has or could give rise to any liability of the Company.

                 (r) ADVANCES; RELATED PARTY TRANSACTIONS

                      (1) There are no receivables of the Company owing by any directors, officers, employees or consultants of the Company or to any affiliate of any such Company person or entity, other than advances by the Company in the ordinary course of business to officers and employees for reimbursable business expenses.

                      (2) No stockholder, officer, director or employee of the Company, nor any member of the Family of any such stockholder, officer, director or employee owns, or since December 31, 1993, has owned, directly or indirectly, any interest exceeding five percent (5%) in (a) any business, corporate or other, which is material party to any material business arrangement with the Company or (b) any material property or rights, tangible or intangible, used in the business of the Company. No stockholder, officer, or director of the Company, owns, directly or indirectly, any interest in, or is an officer or director of, any business, corporate or other (other than as a stockholder of a public company), which competes with the Company.

                 (s) POWERS OF ATTORNEY. The Company Disclosure Schedule contains a complete list of all powers of attorney (or similar instruments or authorizations) granted by the Company to any person or entity. All such powers of attorney (or similar instruments or authorizations) are subject to termination or revocation by the Company at any time, without notice to any other person or entity and without penalty.

                 (t) NO BROKERS. The Company has not entered into and will not enter into any contract, agreement or understanding with any Person, except for Raymond James & Associates, Inc. (a copy of which contract has been provided to Buyer), which may result in the obligation of the Company or the Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the Contemplated Transactions.

                 (u) OTHER AGREEMENTS TO SELL THE COMPANY. Except as set forth herein, the Company has no legal obligation, absolute or contingent, to any person or firm to sell any capital stock of the Company or to effect any merger, consolidation or other reorganization, or disposition of all or substantially all the assets, of the Company.

                 (v) BANKING RELATIONSHIPS. The Company Disclosure Schedule correctly and completely lists all banks and accounts in such banks, with which the Company has deposits, indicating the names of those authorized to sign documents with respect to such accounts as of the date of the most recently approved banking resolution with respect to each.

                 (w) INFORMATION SUPPLIED. Neither this Agreement, the Company Financial Statements, the Company Disclosure Schedule, the Exhibits attached to this Agreement, nor any other certificate, statement or document furnished or to be furnished by the Company or the Sellers pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact known to the Company or the Sellers, respectively, or omits or will omit to state a material fact known by the Company or the Sellers respectively necessary to make the statements contained in such information not misleading in light of the circumstances under which such statements were made.

         7. REPRESENTATIONS AND WARRANTIES OF MANAGEMENT STAKEHOLDERS. Each Management Stakeholder, as to himself, herself or itself only, represents and warrants, as of the Date of the Deposit, and except as set forth on the Company Disclosure Schedule, to the Company and EMCON as follows:

             (a) OWNERSHIP OF SHARES AT ISSUE AND OPTIONS AT ISSUE. Except as set forth in the Company Disclosure Schedule, after giving effect to the rescission provided for in Section 1 hereof, the Management Stakeholder owns of record and beneficially the number of Shares at Issue and Options at Issue, indicated opposite such Management Stakeholder's name in Exhibit B to the Stock Purchase Agreement, with full right and authority to exchange such Shares at Issue hereunder and to assign such Options at Issue hereunder, and upon delivery of such Shares at Issue and/or Options at Issue hereunder, the Company will receive good title thereto, free and clear of all mortgages, pledges or security interests and not subject to any agreements or understandings among any Persons with respect to the voting or transfer of such securities other than those arising under agreements to which Buyer is a party.

             (b) EXECUTION, DELIVERY AND ENFORCEABILITY OF AGREEMENT; NO VIOLATION. This Agreement has been duly executed and delivered by or on behalf of the Management Stakeholder and any other documents required hereunder to be executed and delivered by or on behalf of the Management Stakeholders will have been duly executed and delivered. This Agreement constitutes the legal, valid and binding obligation of the Management Stakeholder, enforceable against such Management Stakeholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally. Any other agreements or documents required hereunder to be executed and delivered by the Management Stakeholder hereunder constitute the legal, valid and binding agreements of the Management Stakeholder executing the same, enforceable against such Management Stakeholder in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby by the Management Stakeholder will violate, or constitute a default under, or permit the acceleration of maturity of, except to the extent waived, any indentures, mortgages, promissory notes, contracts or agreements to which such Management Stakeholder is a party or by which such Management Stakeholder or such Management Stakeholder's properties are bound.

             (c) INFORMATION SUPPLIED. To the Knowledge of such Management Stakeholder, neither this Agreement, the Stock Purchase Agreement, the Company Financial Statements, the Company Disclosure Schedule, the Exhibits attached to this Agreement, or the Stock Purchase Agreement, nor any other certificate or document furnished or to be furnished by the Company or the Management Stakeholders pursuant to the terms of this Agreement or the Stock Purchase Agreement contains or will contain any untrue statement of a material fact known to the Management Stakeholder or the Company, respectively, or omits or will omit to state a material fact necessary to make the statements contained in such information not misleading in light of the circumstances under which such statements were made.

             (d) RESIDENCE AND DOMICILE. The Management Stakeholder is a resident of, and domiciled in, the State indicated on Exhibit B to the Stock Purchase Agreement as being the residence of such Management Stakeholder.

             (e) BROKERS OR FINDERS. Except as set forth in Section 3.20 of the Stock Purchase Agreement, neither the Management Stakeholder or any of such Management Stakeholder's agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the transactions contemplated hereby.

         8. REPRESENTATIONS AND WARRANTIES OF EMCON. EMCON represents and warrants to Management Stakeholders and the Company, as of the date hereof and except as set forth in the Buyer Disclosure Schedule, as follows:

             (a) ORGANIZATION AND GOOD STANDING. EMCON is a corporation duly organized, validly existing, and in good standing under the laws of the State of California.

             (b)  EXECUTION,   DELIVERY  AND  ENFORCEABILITY  OF  AGREEMENT;  NO
VIOLATION. This Agreement has been duly executed and delivered by or on behalf of EMCON, and any other documents required hereunder to be executed and delivered by or on behalf of EMCON will have been duly executed and delivered. This Agreement constitutes the legal, valid and binding obligation of EMCON, enforceable against EMCON in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally. Any other agreements required hereunder to be executed and delivered by EMCON constitute the legal, valid and binding agreements of EMCON, enforceable against EMCON in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally. Neither the execution of this Agreement nor the consummation of the transactions provided for herein by EMCON will violate, or constitute a default under, or permit the acceleration of maturity of, except to the extent waived, any indentures, mortgages, promissory notes, contracts or agreements to which EMCON is a party or by which EMCON or its properties are bound. Except as set forth in the Buyer Disclosure Schedule, EMCON is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

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

             (c) CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against EMCON that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby. To EMCON's Knowledge, no such Proceeding has been threatened.

             (d) BROKERS OR FINDERS. EMCON and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

             (e) INFORMATION SUPPLIED. Neither EMCON's Annual Report on Form 10-K for the fiscal year ending December 31, 1994, nor Quarterly Reports on Form 10-Q for the quarters ending March 31, 1995, June 30, 1995 or September 30, 1995 contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made.

             (f) NO MATERIAL CHANGE. Since September 30, 1995, there has been no material adverse change in EMCON's business, financial position or operations.

         9. GENERAL PROVISIONS.

             (a) EXPENSES. Except as otherwise expressly provided in this Agreement, each party to the Agreement will bear his, her or its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement, the transactions contemplated hereby and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

             (b) CONFIDENTIALITY. Between the date of this Agreement and January 30, 2001, EMCON and Management Stakeholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of EMCON and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement, the transactions contemplated hereby, or the Contemplated Transactions, expressly including the reports of all consultants retained pursuant to the terms of this Agreement and the Stock Purchase Agreement, unless (a) such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

             (c) NOTICES All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed within three (3) business days by registered mail, return receipt requested, (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or (d) three (3) business days after being sent by registered or certified mail, return receipt requested, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

      Management Stakeholders:         To each  Management  Stakeholder  at the
                                       address set forth on Exhibit B to the
                                       Stock Purchase Agreement.

      The Company:                     Organic Waste Technologies, Inc.
                                       7550 Lucerne Drive, Suite 110
                                       Cleveland, Ohio  44130
                                       Attn:  Mark H. Shipps, President
                                       Fax No.:  (216) 891-8288

      with a copy to:                  Dale C. LaPorte, Esq.
                                       Calfee, Halter & Griswold
                                       1400 McDonald Investment Center
                                       800 Superior Avenue
                                       Cleveland, Ohio 44114-2688
                                       Fax No.:  (216) 241-0816

      EMCON:                           EMCON
                                       400 S. El Camino Real, Suite 1200
                                       San Mateo, California  94402
                                       Attention:  R. Michael Momboisse, Esq.
                                       Fax No.:  (415) 375-0763

      with a copy to:                  Gray Cary Ware & Freidenrich
                                       400 Hamilton Avenue
                                       Palo Alto, California 94301
                                       Attention:  Eric J. Lapp, Esq.
                                       Fax No.:  (415) 327-3699

             (d) BINDING ARBITRATION; SERVICE OF PROCESS. In the event of a dispute between the parties related to or arising out of this Agreement, the Agent and representatives of EMCON and the Company will meet promptly in an effort to resolve the dispute amicably. If such parties cannot agree upon a resolution within thirty (30) days of any such party requesting a meeting for resolution of a dispute, then the matter will promptly be submitted to binding arbitration in accordance with this Section 13.5.

                 (i) Arbitration will be held in San Francisco, California, in accordance with the rules and regulations of the American Arbitration Association. The number of arbitrators will be one and will be selected in accordance with the rules and regulations of the American Arbitration Association. The determination of the arbitrator will be conclusive and binding upon the parties, and any determination by the arbitrator of an award may be filed with the clerk of a court of competent jurisdiction as a final adjudication of the claim involved, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Except to the extent otherwise directed by the arbitrator, each party will bear its own expenses, including legal and accounting fees, if any, with respect to the arbitration, and one-half of the costs of the arbitrator and of the fees imposed by the American Arbitration Association.

                 (ii) In any arbitration hereunder, the demand for arbitration shall specifically delineate the claims asserted and the material issues with respect thereto. Within thirty (30) days after filing a demand for arbitration, claimant shall provide to respondent a list of all fact witnesses known to claimant, the names and curriculum vitae of each expert witness anticipated to be called by claimant, and a copy of relevant documents. Within thirty (30) days after receipt of the foregoing information, respondent shall provide to claimant a list of all fact witnesses known to respondent, the names and curriculum vitae of each expert witness anticipated to be called by respondent, and a copy of relevant documents known to respondent. Within ten (10) days after discovery has been closed by the arbitrator (but in no event later than sixty (60) days prior to the arbitration hearing), claimant shall present to respondent a list of all fact and expert witnesses anticipated to be called by claimant, a summary of the substance of each such witness' testimony, and a list of all documents anticipated to be introduced by claimant (and a copy of such documents if not previously provided to respondent). Within thirty (30) days after receipt of the foregoing information, respondent shall present to claimant a list of all fact and expert witnesses anticipated to be called by respondent, a summary of the substance of each such witness' testimony, and a list of all documents anticipated to be introduced by respondent (and a copy of such documents if not previously provided to claimant). Any award by the arbitrator shall be subject to all dollar and other limitations set forth in this Agreement.

                 (iii) A demand for arbitration may be served on EMCON or Management Stakeholders by certified U.S. Mail, postage prepaid, or reliable overnight delivery service, to the address set forth in Section 13.4 hereof.

             (e) FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

             (f) WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

             (g)  ENTIRE  AGREEMENT  AND  MODIFICATION.  Except  as set forth in
Section 1 hereof, this Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

             (h) ASSIGNMENTS, SUCCESSORS, AND NO THIRD PARTY RIGHTS Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that EMCON may assign any of its rights under this Agreement to any Subsidiary of EMCON but EMCON will not be relieved of its obligations hereunder as a result of such assignment. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

             (i) SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

             (j) SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. Unless otherwise indicated, all references to "Sections" refer to the corresponding Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

             (k) INTERPRETATION OF AGREEMENT. This Agreement has been submitted to the scrutiny of all parties hereto and their respective counsel and shall be given a fair and reasonable interpretation without consideration being given to its having been drafted by either party or its counsel.

             (l) TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

             (m) GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of Delaware without regard to conflicts of laws principles.

             (n) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EMCON                                      THE COMPANY

EMCON, a California corporation            ORGANIC WASTE TECHNOLOGIES,INC.,
                                           a Delaware corporation

By:      /s/R. Michael Momboisse             By:     /s/Mark H. Shipps
         ---------------------------                 -----------------------
         R. Michael Momboisse                        Mark H. Shipps

Its:     CFO & Vice President Legal          Its:    President
         ---------------------------                 -----------------------

                                               THE MANAGEMENT STAKEHOLDERS

                                             /s/Mark H. Shipps
                                             -------------------------------
                                             MARK H. SHIPPS

                                             /s/Anthony A. Alexander
                                             -------------------------------
                                             ANTHONY A. ALEXANDER

                                             /s/James Helmick
                                             -------------------------------
                                             JAMES HELMICK

                                             /s/Raymond J. Nardelli
                                             -------------------------------
                                             RAYMOND J. NARDELLI

                                             /s/Stephen Lingafelter
                                             -------------------------------
                                             STEPHEN LINGAFELTER

                                             /s/Randall W. Chapman
                                             -------------------------------
                                             RANDALL W. CHAPMAN